UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 24, 2012

WASTE CONNECTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 1-31507

94-3283464

(I.R.S. Employer Identification No.)

Waterway Plaza Two, 10001 Woodloch Forest Drive, Suite 400, The Woodlands, TX, 77380

(Address of principal executive offices) (Zip code)

(832) 442-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

During our earnings conference call on July 24, 2012, we highlighted the following outlook for the third quarter, fourth quarter and full year 2012.

(Dollar amounts are approximations)

For the third quarter of the year, we estimate our revenue to be between $422 million to $424 million. We estimate organic growth to be between negative 2% and negative 2.5%, with the components as follows: net pricing growth to be about 3%, recycling, intermodal and other growth to be around negative 2%, and volume growth to be between negative 3% and negative 3.5%, with volume growth being comprised of negative 2.5% due to a decrease in special waste activity together with lower volumes at our Chiquita Canyon landfill and negative 0.5% to negative 1% within our base business. Operating income before depreciation, amortization and accretion expense is estimated to be between $136 million and $137 million, reflecting a margin of about 32.3%. Depreciation and amortization expense is estimated to be approximately 11.4% of revenue. Operating income is estimated to be about 20.9% of revenue. We expect net interest expense to be approximately $11.8 million. We expect our effective tax rate to be about 38%. Noncontrolling interests expense is estimated to be $275,000. We expect our fully diluted share count to be approximately 123.8 million shares, excluding the impact of any share repurchases that we may complete during the quarter.

For the fourth quarter of the year, we expect volume growth to improve sequentially to about negative 2% and recycling and other to improve to about negative 0.5% at current commodity values. We expect core price to remain around 3% for the balance of the year, with surcharges about flat at current fuel prices.

We also updated our full year 2012 guidance, last highlighted during our earnings conference call on February 8, 2012. We expect full year revenue to be between $1.62 billion and $1.625 billion. We expect adjusted operating income before depreciation, amortization and accretion to be about 31.8% of revenue, reflecting current commodity values. We continue to expect full year free cash flow, on an adjusted basis, to be between $250 million and $260 million.

These estimates assume no change in the current economic environment or commodity prices and exclude the impact of any additional acquisitions that may close during the periods and the expensing of acquisition-related transaction costs and costs incurred in connection with the relocation of our corporate headquarters from California to Texas.

Operating income before depreciation, amortization and accretion is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. We define operating income before depreciation, amortization and accretion as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation, amortization and accretion as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate this measure differently.

Adjusted operating income before depreciation and amortization, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. We define adjusted operating income before depreciation and amortization as operating income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any gain or loss on disposal of assets. We further adjust this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of our business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses adjusted operating income before depreciation and amortization as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate adjusted operating income before depreciation and amortization differently.

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. We define adjusted free cash flow as net cash provided by operating activities, plus proceeds from disposal of assets, plus or minus change in book overdraft, plus excess tax benefit associated with equity-based compensation, less capital expenditures for property and equipment and distributions to noncontrolling interests. We further adjust this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate adjusted free cash flow differently.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this report are forward-looking in nature, including statements related to: expected revenues, adjusted operating income before depreciation and amortization, and adjusted free cash flow; expected pricing growth, waste volumes and recycled commodity values; expected levels of acquisition activity in the industry and the drivers of such activity;our anticipated acquisition activity and ability to finance such activity; our focus on exclusive and secondary markets; our deployment of capital; the amount and timing of purchases under our stock repurchase program; the impact of the relocation of our corporate headquarters from Folsom, California to The Woodlands, Texas, our third and fourth quarter 2012 outlook, and our full year 2012 outlook. These statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of strategy. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) our acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (2) a portion of our growth and future financial performance depends on our ability to integrate acquired businesses into our organization and operations; (3) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit our ability to grow through acquisitions; (4) we may be unable to compete effectively with larger and better capitalized companies, companies with lower return expectations, and governmental service providers; (5) we may lose contracts through competitive bidding, early termination or governmental action; (6) price increases may not be adequate to offset the impact of increased costs or may cause us to lose volume; (7) economic downturns adversely affect operating results; (8) our results are vulnerable to economic conditions and seasonal factors affecting the regions in which we operate; (9) we may be subject in the normal course of business to judicial, administrative or other third party proceedings that could interrupt or limit our operations, require expensive remediation, result in adverse judgments, settlements or fines and create negative publicity; (10) increases in the price of fuel may adversely affect our business and reduce our operating margins; (11) increases in labor and disposal and related transportation costs could impact our financial results; (12) efforts by labor unions could divert management attention and adversely affect operating results; (13) we could face significant withdrawal liability if we withdraw from participation in one or more underfunded multiemployer pension plans in which we participate; (14) increases in insurance costs and the amount that we self-insure for various risks could reduce our operating margins and reported earnings; (15) our indebtedness could adversely affect our financial condition; we may incur substantially more debt in the future; (16) each business that we acquire or have acquired may have liabilities or risks that we fail or are unable to discover, including environmental liabilities; (17) liabilities for environmental damage may adversely affect our financial condition, business and earnings; (18) our accruals for our landfill site closure and post-closure costs may be inadequate; (19) the financial soundness of our customers could affect our business and operating results; (20) we depend significantly on the services of the members of our senior, regional and district management team, and the departure of any of those persons could cause our operating results to suffer; (21) our decentralized decision-making structure could allow local managers to make decisions that adversely affect our operating results; (22) we may incur charges related to capitalized expenditures of landfill development projects, which would decrease our earnings; (23) because we depend on railroads for our intermodal operations, our operating results and financial condition are likely to be adversely affected by any reduction or deterioration in rail service; (24) our financial results are based upon estimates and assumptions that may differ from actual results; (25) the adoption of new accounting standards or interpretations could adversely affect our financial results; (26) pending or future litigation or governmental proceedings could result in material adverse consequences, including judgments or settlements; and (27) if we are not able to develop and protect intellectual property, or if a competitor develops or obtains exclusive rights to a breakthrough technology, our financial results may suffer. These risks and uncertainties, as well as others, are discussed in greater detail in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. There may be additional risks of which we are not presently aware or that we currently believe are immaterial which could have an adverse impact on our business. We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances that may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.

	BY:	/s/ Worthing F. Jackman
Date: July 24, 2012		Worthing F. Jackman,
Executive Vice President and Chief Financial Officer